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Exhibit 5.16

[Letterhead of Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP]

September 26, 2011

International Life Support, Inc.
c/o Emergency Medical Services Corporation
6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022

  Re:
  Registration Statement on Form S-4
  $950,000,000 Principal Amount of
  8.125% Senior Secured Notes due 2019

Ladies and Gentlemen:

        We have acted as Hawaii local counsel to International Life Support, Inc., a Hawaii corporation (the "Hawaii Guarantor"), in connection with the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 filed with the Commission on the date hereof (the "Registration Statement") relating to the exchange by Emergency Medical Services Corporation, a Delaware corporation (the "Issuer"), of $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019 (the "Old Notes"), for up to $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019 (the "New Notes"), which are to be registered under the Act pursuant to the Registration Statement. The New Notes are to be issued pursuant to the Indenture, dated May 25, 2011, by and between CDRT Merger Sub, Inc. and Wilmington Trust FSB as trustee (the "Trustee") (the "Original Indenture"), as amended by the First Supplemental Indenture, dated May 25, 2011 by and between CDRT and the Trustee (the "First Supplemental Indenture"), and by the Second Supplemental Indenture dated May 25, 2011 by and among Emergency Medical Services Corporation, the various subsidiary guarantors named therein (including the Hawaii Guarantor) and the Trustee (the "Second Supplemental Indenture" and, together with the Original Indenture and the First Supplemental Indenture, the "Indenture"). The obligations of the Issuer pursuant to the New Notes are to be guaranteed by the Hawaii Guarantor pursuant to and as set forth in the Indenture (the "Guarantee").

International Life Support, Inc.
September 26, 2011

        Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Hawaii (excluding laws of any county, municipality therein or other political subdivision thereof). We express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the federal laws of the United States of America and laws of the State of New York.

        In connection with this opinion letter, we have examined and relied on executed originals or counterparts or other copies identified to our satisfaction of the following agreements, records, instruments and other documents as we have deemed necessary for purposes of the opinions expressed herein and we have made such investigation of law as we have deemed appropriate as the basis for such opinion (collectively, the "Reviewed Documents" and individually, a "Reviewed Document"):

        (1)   the Indenture;

        (2)   the form of the New Notes included as Exhibit B to the Indenture;

        (3)   a certificate of the corporate secretary of the Hawaii Guarantor dated as of the date hereof certifying as to, among other things, (a) the articles of association and bylaws of the Hawaii Guarantor and all amendments thereto and (b) written consents in lieu of meetings of the board of directors and sole shareholder of the Hawaii Guarantor;

        (4)   a certificate of the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii, attesting to the corporate existence and good standing of the Hawaii Guarantor in the State of Hawaii;

        (5)   the Registration Statement in the final form to be filed with the Securities and Exchange Commission on the date hereof; and

        (6)   such other agreements, certificates, documents, records and papers, including, without limitation, certificates of public officials, reports of government agencies and certificates of representatives of the Hawaii Guarantor, as we have deemed appropriate as a basis for rendering the opinions set forth below.

        We have relied upon the factual representations made in the Reviewed Documents and certificates referred to above. We have conducted no further investigation of factual matters, nor do we assume responsibility therefor. In issuing this opinion letter, with your permission, we have assumed, without independent investigation on our part, that (a) all documents submitted to us as originals are authentic and complete; (b) all documents submitted to us as copies or forms conform to the originals; (c) all signatures are genuine; (d) the Issuer and each other party to the Indenture (other than the Hawaii Guarantor, as to which we express our opinions in paragraphs 1 and 2 below) and the New Notes are validly existing and in good standing and have the requisite power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform its obligations under the Indenture and the New Notes; (e) the Indenture and the

International Life Support, Inc.
September 26, 2011

New Notes have, or will be, duly authorized, executed and delivered by each party thereto (other than the Hawaii Guarantor as to which we express our opinion in paragraph 3 below); (f) the Indenture and the New Notes are enforceable against each of the parties thereto in accordance with their terms; (g) all natural persons who have signed or will sign the Indenture or the New Notes had, or will have, as the case may be, the legal capacity to do so at the time of such signature; (h) the statements, recitals, representations and warranties as to matters of fact set forth in the Indenture and the New Notes are accurate and complete; (i) the indebtedness incurred and the obligations undertaken in the Indenture (including by the Hawaii Guarantor) and the New Notes have been incurred and undertaken for adequate consideration; and (j) the Board of Directors of the Hawaii Guarantor has complied with its fiduciary duties in approving the execution, delivery and performance by the Hawaii Guarantor of its obligations under the Indenture and the New Notes.

        Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of this date:

        1.     The Hawaii Guarantor is a corporation validly existing and in good standing under the laws of the State of Hawaii.

        2.     The Hawaii Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Indenture, including the Guarantee.

        3.     The execution, delivery and performance by the Hawaii Guarantor of the Indenture, including the Guarantee set forth therein, have been duly authorized by all necessary corporate action on the part of the Hawaii Guarantor and the Indenture has been duly executed and delivered by the Hawaii Guarantor.

        Our opinions set forth above are subject to the following additional qualifications and limitations:

        A.    We express no opinion on any matter that is affected by any actual fact or circumstance inconsistent with or contrary to any assumption set forth in this opinion letter or in any certificate or document referred to herein as one on which we have relied.

        B.    We express no opinion with respect to any State of Hawaii laws, rules or regulations governing the issuance or sale of securities.

        C.    The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Hawaii Guarantor is based solely upon the certificate of good standing issued by the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii on September 19, 2011.

        D.    Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and

International Life Support, Inc.
September 26, 2011

other similar laws relating to or affecting creditors' rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) restrictions relating to capital or other financial adequacy that would be applicable in the event that any indebtedness, obligation, liability or undertaking of the Hawaii Guarantor under the Indenture and the New Notes, including the Guarantee, is deemed to be a dividend or distribution.

        E.    Our opinions set forth in this opinion letter are based upon the facts in existence and the laws in effect on the date hereof, and we expressly disclaim any obligation to update or supplement our opinions notwithstanding any changes in applicable law becoming effective, or future events or circumstances affecting the opinions expressed herein or the transactions contemplated by the Indenture or the New Notes, after the date of effectiveness of the Registration Statement. This opinion is limited to the matters expressly stated in paragraph 1, 2 and 3 above and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of the Notes" in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ GOODSILL ANDERSON QUINN & STIFEL A Limited Liability Law Partnership LLP

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  Exhibit 5.16